Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-02828 and 333-40158 of Protection One, Inc. on Form S-8 of our report dated June 4, 2004, appearing in the Annual Report on Form 11-K of the Protection One 401(k) Plan for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Kansas City, Missouri
June 23, 2004